UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

  CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2013

CBEYOND, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51588	59-3636526
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
320 Interstate North Parkway, Suite 500
Atlanta, Georgia 30339
(Address of principal executive offices, including zip code)
(678) 424-2400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

  ———————————
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
The annual meeting of the stockholders of Cbeyond, Inc. (the “Company”) was held on June 7, 2013. The Company previously filed with the Securities and Exchange Commission the proxy statement and related materials pertaining to this meeting, which describe in detail each of the three proposals submitted to stockholders at the meeting. The final voting results for each proposal are set forth below.
Proposal 1: Election of Class I Directors
The stockholders elected three Class II directors to each serve a three-year term until the 2016 Annual Meeting of Stockholders (or until their respective successors are elected and qualified or their earlier resignation, death or removal from office). The tabulation of votes was as set forth below.

Nominee	For	Withheld	Abstentions and Broker Non-Votes
David A. Rogan	23,114,568	1,099,702	4,202,251
Jonathan Crane	23,814,374	399,896	4,202,251
Marvin Wheeler	23,734,950	479,320	4,202,251
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
The reappointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2013 was ratified as set forth below.

For	Against	Abstentions and Broker Non-Votes
28,165,026	119,421	132,074
Proposal 3: Advisory Vote on Executive Compensation
Final non-binding votes on an advisory resolution on the compensation of the Company’s named executive officers are set forth below.

For	Against	Abstentions and Broker Non-Votes
23,638,172	371,346	204,752

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cbeyond, Inc.

Date: June 10, 2013	By:	/s/ J. Robert Fugate
J. Robert Fugate Executive Vice President and Chief Financial Officer